Exhibit 23.6

December 6, 2006

Trina Solar Limited

No. 2 Xin Yuan Yi Road

Electronics Park, New District

Changzhou, Jiangsu 213031

People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of Trina Solar Limited (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on December 6, 2006 with the Securities and Exchange Commission.

Sincerely yours,

/s/ Peter Mak
Peter Mak